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                                                                     EX-99.B11

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses (Delaware Group Delchester Fund) and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 56 to the Registration Statement (Form N-1A) (No. 2-37707) of Delaware Group Income Funds, Inc. of our report dated September 6, 1996, included in the 1996 Annual Report to Shareholders of Delaware Group Delchester Fund.



                                                   /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 27, 1997